ACCOUNTING SERVICES AGREEMENT

This Accounting Services Agreement (the “Agreement”) is made and entered into as of this ____ day of April, 2009, by and between Strategix Solutions, LLC, a Nevada limited liability company (“Strategix”), having its primary place of business at 3441 S. Eastern Ave., Las Vegas, Nevada 89169 and Vestin Realty Mortgage II, Inc., a Maryland corporation (“Vestin”), having its primary place of business at 6149 S. Rainbow Blvd., Las Vegas, Nevada 89118.

RECITALS

A. Vestin is a real estate investment trust (“REIT”) and is primarily engaged in the business of making loans secured by commercial real estate.

B. Strategix is a company that specializes in the provision of accounting services and is an affiliate of LL Bradford & Company, a certified public accounting firm located in Las Vegas, Nevada.

C. Vestin desires to retain Strategix to provide substantially all of its accounting needs including but not limited to the preparation of monthly internal financial reports as well as quarterly and annual financial statements, preparation of all quarterly and annual reports to be filed with the SEC as well as filings required on Forms 8-K and such other filings as may be required in compliance with REIT laws, co-ordination with  Vestin’s independent public accountants with respect to the annual audit and all other services generally provide by a chief financial officer and controller (the “Accounting Services”).

D. Strategix desires to render to Vestin the Accounting Services on the terms and conditions set forth herein.

Now, Therefore, in consideration of the mutual covenants, promises, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree that the above recitals are incorporated herein and further agree as follows.

1.	Responsibilities Of Strategix

Strategix shall provide to Vestin all Accounting Services  necessary to operate Vestin’s business and to comply with Vestin’s bylaws, the laws, rules and regulations of the SEC including Sarbanes Oxley, the laws, rules and regulations governing REITS and all other laws, rules and regulations which Vestin is subject to.

In addition, Strategix shall provide the services of one person  who shall be designated as and shall function as Vestin’s chief financial officer (the “CFO”). The initial CFO shall be Rocio Revollo.  Vestin shall have the right, at any time, with or without cause, to terminate the services of Ms. Revollo as CFO and to require Strategix to designate another individual to act asCFO, provided that such person has been approved by  Vestin’s Board of Directors.  .  The CFO shall report to Vestin’s CEO and shall be subject to the supervision of Vestin’s Board of Directors.  The CFO shall be required to comply with all policies and procedures adopted by Vestin.

All Accounting Services shall be provided by certified public accountants and other professionals acting under the supervision of certified public accountants.

2.           Responsibilities of Vestin. Vestin shall be responsible for providing to Strategix all information reasonably requested by Stategix to perform the Accounting Services required by this Agreement.   Vestin shall at all times while this Agreement is in effect maintain Director’s and Officer’s Liability insurance.

3.           Representations, Warranties and Covenants of the Parties. Each party represents, warrants and covenants that as of the date of this Agreement it:

a.	Is not bound by any agreement or arrangement that would preclude it from entering into this Agreement.

b.	Has the requisite power and authority to enter into and perform this Agreement and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary action.

c.
Will comply with all obligations under this Agreement and will take all action necessary to assure that its representations, warranties, and/or covenants in this Agreement are true and correct at all times. Each party will promptly notify the other in the event of any breach of such representations, warranties, and/or covenants.

4.           Confidential Information and Trade Secrets.

a.           Strategix recognizes that due to the nature of this Agreement, Strategix will have access to information of a proprietary nature owned by Vestin which may include, but is not limited to (1) computer programs (whether or not completed or in use); (2) operating manuals or similar materials which constitute the policies and procedures Vestin; (3) methods of doing business developed for the operation of Vestin, (4) client lists, contracts, agreements, (5) accounting and financial information and (6) lending practices and borrower lists. Strategix acknowledges and agrees that Vestin has a proprietary interest in all such information and that all such information constitutes confidential and proprietary information, and is the trade secret property of Vestin. Strategix hereby waives any and all right, title and interest in and to such trade secrets and confidential information and agrees to return all copies of such trade secrets and confidential information related thereto to Vestin upon the termination of Agreement.

b.           Strategix further acknowledges and agrees that Vestin is entitled to prevent its competitors and other third parties from obtaining and utilizing its trade secrets and confidential information. Therefore, Strategix agrees during the term of this Agreement, or any time after the expiration or sooner termination of this Agreement, to hold Vestin's trade secrets and confidential information in strictest confidence and not to disclose them or allow them to be disclosed, directly or indirectly, to any person or entity other than those persons or entities who are employed by or affiliated with Strategix, without the prior written consent of Vestin. Strategix agrees to require each independent contractor and employee of Strategix, and any such person or entities to whom such information is disclosed for the purpose of performance of Strategix’s obligations under this Agreement, to execute a “Confidentiality Agreement' regarding such information.

c.         Strategix shall incorporate the foregoing confidentiality provisions in its employment agreements with its employees.

d.         Strategix acknowledges and agrees that a breach of this Paragraph 4 will result in irreparable harm to Vestin which cannot be reasonably or adequately compensated in damages, and therefore Vestin shall be entitled to injunctive and/or equitable relief to prevent a breach and to secure enforcement thereof, in addition to any other relief or award to which Vestin may be entitled.

5.           Compensation to Strategix for Performance of its Obligations. As compensation during the Term, and any extension thereof, Vestin shall pay to Strategix or its designee the sum of Twenty Thousand Five Hundred Dollars ($20,500.00) per month, payable in advance on or before the fifth day of each month. The compensation set forth in this Section 5 shall include compensation for all Accounting Services provided to Vestin by Strategix other than additional, agreed upon procedure work which shall be billed at the then current rates as charged by LL Bradford & Company.

6.           Term and Termination.

a.           Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement shall remain in effect for one (1) year after the Effective Date (the “Initial Term”), and shall be automatically renewed for successive one (1) year periods (“Renewal Term(s)”).

b.           This Agreement may be terminated by any of following

(1)
In the event of a material breach of this Agreement by either party, including the institution of any bankruptcy, insolvency or receivership proceedings by or against either party, the other party shall have the right to cancel this Agreement by service of written notice upon the defaulting party (the “'Default Notice”). In the event such breach is not cured within ten (10) days after service of the Default Notice, this Agreement shall automatically terminate at the election of the nondefaulting party upon the giving of a written notice of termination to the breaching party unless prior to that time the breaching party gives timely notice to the other party of its efforts to cure, advises that such cure will take longer than ten (10) days, and continues to undertakes appropriate steps to effect such cure and pursues such action to conclusion.

(2)
Notwithstanding anything contained to the contrary in this Agreement, Vestin may terminate this Agreement for any reason on thirty (30) days written notice to Strategix and Strategix may terminate this Agreement for any reason on ninety (90) days written notice to Vestin. The ninety (90) day notice is necessary to allow Vestin the time necessary to replace the Accounting Services being performed pursuant to this Agreement.

.           .
c.           Upon termination of this Agreement for any reason, Strategix shall co-operate with Vestin, its independent public accountants and any persons or companies engaged by Vestin to perform accounting and financial reporting services, in order to ensure a smooth transition of the accounting and financial reporting functions.  In this regard, Strategiz shall make available to its successors all work papers and similar documents prepared in the course of performing  services under this Agreement.

d.           Termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remain to be performed upon the date of termination.

7.           Indemnification. Each party shall indemnify, hold harmless, and defend the other party from any and all liability, loss, claims, lawsuits, damages, injury, costs or expenses arising out of, incident to, or related in any way to the performance or nonperformance of its obligations under this Agreement by such indemnifying party, its employees, contractors, subcontractors and agents, including (without limitation) attorneys' fees; provided, however, neither party shall be liable to the other party hereunder for any claim covered by insurance, except to the extent the liability of such party exceeds the amount of such insurance coverage.  Strategix shall at all times during the Term of this Agreement maintain professional liability insurance in an amount customary for similar type entities located in Clark County, Nevada.

8.           Excuse of Performance. Notwithstanding any other provisions contained herein, Strategix shall not be liable to Vestin, and shall not be deemed to be in default hereunder, for the failure to perform or provide any of the supplies, services, personnel, or other obligation to be performed or provided by Strategix pursuant to this Agreement if such failure is a result of a labor dispute, act of God, or any other event which is beyond the reasonable control of Strategix.

9.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

10.           Remedies; Waiver. The various rights and remedies herein provided shall be cumulative and in addition to any other rights and remedies the parties may be entitled to pursue under the law. The exercise of one or more of such rights or remedies shall not impair the rights of either party to exercise any other right or remedy at law or in equityThe waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

11.           Amendment. No amendment to the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

12.           Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, and supersedes all prior agreements, whether written or oral, and whether explicit or implicit, which have been entered into before the execution hereof. Should any litigation or arbitration arise between the parties, neither party shall (and each party hereby waives the right to) introduce any parol evidence which would tend to contradict or impeach any of the express written terms, conditions, and covenants of this Agreement.

13.           Assignment. Neither this Agreement nor the rights or obligations of Strategix shall be assignable without the written consent of Vestin, except that Strategix may assign this Agreement to LL Bradford & Company.

14.           Miscellaneous Provisions

a.
The headings appearing herein are for convenience and reference only and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provision of this Agreement.

b.	Subject to the provisions contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors and permitted assigns.

c.
Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the state or federal courts located in Clark County, Nevada, and each of the parties consents to the jurisdiction of such courts.  This Agreement shall be governed and construed in accordance with the substantive and procedural laws of the State of Nevada. In the event it becomes necessary for either party to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ fees and costs of court incurred in such suit.

d.
Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of any other right, power, or privilege (whether present or future) and no single or partial exercise of any right, power, or privilege will preclude any other or future exercise of any right, power, or privilege.  To the maximum extent permitted by applicable law:  (i) no claim or right arising out of this Agreement nor the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

e.
This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreements between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by a writing signed by all the parties hereto.

f.
If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement that is held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not otherwise held invalid or unenforceable.

All notices, demands and correspondence required or provided for under this Agreement shall be in writing and delivered in person or mailed by certified mail postage prepaid, return receipt requested.  Notices shall be addressed to the address set forth in the heading.  Any party may change its address by giving notice in writing to the other and thereafter notices, demands and other correspondence shall be addressed and transmitted to the new address.  Notices given in the manner described shall be deemed delivered on the day of personal delivery or the date delivery of mail is first attempted.

h.           The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived.  The terms of this Agreement were negotiated at arm’s length by the parties hereto.

i.           This Agreement maybe executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

VESTIN

VESTIN REALTY MORTGAGE II, a Maryland corporation

By:_________________________________________
Its:_____________________________________

STRATEGIX

STRATEGIX SOLUTIONS, LLC, a Nevada limited
liability company

By:_________________________________________
Its:_____________________________________